Exhibit 9.3



                         INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-85168, 333-09292, 333-74321, 333-124983 and 333-124997)
and on Form F-3 and Form F-3/A (File No. 333-86288) of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries ("Stolt") of our report dated June 10, 2005, with respect to the financial statements of NKT Flexibles I/S as of and for the year ended December 31, 2004, prepared in accordance with the Danish Financial Statements Act, as presented on pages 8-22 of NKT Flexibles I/Ss Annual Report and note 14 to the financial statements of NKT Flexibles I/S, which report appears in Amendment No.1 to the annual report on Form 20-F of Stolt for the year ended November 30, 2004.




Copenhagen, June 29, 2005
KPMG C.Jespersen
Statsautoriseret Revisionsinteressentskab


/s/ Lars Andersen
Lars Andersen
State Authorised Public Accountant